1 MUTUAL SEPARATION AGREEMENT This Mutual Separation Agreement is made between: s MARY TURNER (“Employee”) and DESIGNER BRANDS INC. (the “Company”) (each referred to as a “Party” and collectively as the “Parties”) WHEREAS the Employee has been employed by the Company in the position of President – Canada, and commenced employment with the Company on or about September 26, 2016; AND WHEREAS the Parties have mutually expressed an interest to enter into this Mutual Separation Agreement and Release (the “Separation Agreement”) relating to the voluntary separation of the Employee’s employment from the Company, and the end of the Standard Executive Severance Agreement and any other employment offer/agreement, effective December 31, 2026 (the “Separation Date”); AND WHEREAS the Employee represents and confirms that she has not made, nor will she make, any claim for employment insurance benefits or other benefits relating to loss of employment with the Company for any period during which she is paid compensation by the Company pursuant to the Separation Agreement; AND WHEREAS the Employee recognizes that as a result of this Separation Agreement, she will have been paid any and all statutory and contractual entitlements which may be owed to her, including any pay in lieu of notice, severance pay, and all accrued and unused vacation and benefits continuation, in both cases up to and including the end of the statutory notice period; AND WHEREAS the consideration offered and referred to herein is not an admission of liability on the part of the Company and shall not be referred to, directly or indirectly, as such an admission; AND WHEREAS the Employee and the Company wish to resolve all outstanding differences arising from the Employee’s employment with the Company and the cessation of the employment relationship between the parties; AND WHEREAS IN CONSIDERATION FOR THE MUTUAL COVENANTS BELOW THE PARTIES AGREE AS FOLLOWS: 1. The parties certify and attest that the recitals in the preamble above are true and correct. Those recitals form an integral part of the present Separation Agreement. 2. Separation Date: The employment of the Employee will cease and the Employee will resign from her employment effective on the Separation Date, provided however that if prior to such date the Employee resigns or is terminated for common law cause, or for wilful misconduct, disobedience or neglect (as further defined by the Ontario Employment Standards Act, 2000, as amended, hereafter the “ESA”) the Separation Date shall be the effective date of such

2 resignation or termination (“Early Termination”). a. The Employee will continue to benefit from all current terms and conditions of employment up to and including the Separation Date, less applicable withholdings and deductions. b. In the case of Early Termination, the Company will comply with the ESA, as applicable. 3. Vacation: The Company will pay the employee all accrued and unused vacation up to and including the Separation Date. 4. Group Benefits: As noted above, unless the Parties are in a situation of Early Termination, all benefits entitlements will continue in the normal course until the Separation Date. In addition, unless the Parties are in a situation of Early Termination, the Company and the Employee will continue to pay their respective shares of the premium contributions towards the Employee’s health and dental benefits for a 12-month period starting immediately after the Separation Date, or until the Employee becomes eligible to participate in similar benefits through alternate or self-employment, whichever occurs first. All other benefits (other than health and dental) will cease after the Separation Date, and the Employee is responsible for obtaining whatever replacement coverage she requires. The Employee may be entitled to convert current group life insurance coverage to an individual policy, at her expense, provided that she notify the Company’s insurance carrier within 30 days from the end of coverage. 5. Garden Leave: The Company reserves the right to relieve the Employee of all or part of her duties and assign her to a “garden leave” prior to the Separation Date, provided that the Company continues to provide the Employee her current salary, vacation entitlements (including any accrued and unused vacation), and all current benefits and entitlements up to and including the Separation Date, less applicable withholdings and deductions. Any “garden leave” prior to the Separation Date will not affect the language below pertaining to the Separation Indemnity, nor the vacation provision above. 6. Separation Indemnity: Provided that the Parties are not in a situation of Early Termination: a. the Company will pay the Employee continued base salary for a 12-month period starting immediately after the Separation Date, less applicable withholdings and deductions. For clarity, the requirement for the Employee to mitigate and pursue new employment during the salary continuation period in the Standard Executive Severance Agreement is hereby waived by the Company. For further clarity, there will be no payments on account of car allowance, special allowance or RRSP matching during this salary continuation period; b. the Company will pay the Employee’s 2026 Cash Incentive Bonus (Annual Incentive Plan) (Annual Bonus Plan), subject to such a bonus being achieved and subject to the extent to which performance standards/levels/criteria are met on the last day of fiscal year 2026, in accordance with and subject to any future FY2026 DB Canada Annual Bonus Plan and the Designer Brands Inc. Cash Incentive Compensation Plan (as amended and restated). This payment will be made at the same time as for other participants, and is anticipated to be paid in the spring of 2027. To the extent that this Separation Agreement conflicts with the aforementioned Annual Bonus/Cash

3 Incentive plans and agreements, this Separation Agreement supersedes the terms of those aforementioned plans and agreements; c. the Parties agree that the Employee will have no rights or entitlements to any amount in respect of any future 2027 Cash Incentive Bonus (Annual Incentive Plan) (Annual Bonus Plan); d. subject to the terms of the 2014 Long-Term Incentive Plan (as Amended and Restated), the applicable Restricted Stock Units Agreements, and any other applicable plan and/or agreement (the “LTIP Plans”), share awards (the “Award(s)”) made pursuant to the LTIP Plans, and which are vesting on March 3, March 28, 2027, and April 2, 2027will be subject to accelerated vesting as of seven (7) days after the Employee signs the Release contemplated by paragraph 14 herein, subject to and upon the satisfaction of all applicable requirements and terms, including without limitation performance criteria, performance goals, and participant conditions. To the extent that this Separation Agreement conflicts with the LTIP Plans, this Separation Agreement supersedes the terms of those LTIP Plans; e. 2024 Performance Grant: the Parties hereby acknowledge and confirm that no performance shares were achieved or vested in respect of the 2024 performance year. With respect to the 2025 performance period, 75% of the Award for the 2025 performance period will vest on March 28, 2027, and those shares will be subject to accelerated vesting as of seven (7) days after the Employee signs the Release contemplated by paragraph 14 herein, subject to and upon the satisfaction of all applicable requirements and terms. With respect to the 2026 performance year, subject to the terms of the LTIP Plans, the applicable Performance Share Agreements, the applicable Award/Grant Agreements, and any other applicable plan and/or agreement, the Company will pay a cash equivalent of any 2026 portion of performance shares, if any shares are achieved based on FY2026 Performance Goals and results. Any such payment will be made as soon as administratively practical following the certification of the results. To the extent that this Separation Agreement conflicts with the aforementioned LTIP Plans and other plans/agreements, this Separation Agreement supersedes the terms of those aforementioned LTIP Plans and other plans/agreements. For the purposes of the cash equivalent of 2026 performance shares, the stock price and DBI’s standard conversion rate as of December 31, 2026 will be used.; f. 2025 Performance Grant: With respect to the 2025 performance period, 75% of the Award will vest on March 28, 2027, and those shares will be subject to accelerated vesting as of seven (7) days after the Employee signs the Release contemplated by paragraph 14 herein, subject to and upon the satisfaction of all applicable requirements and terms. With respect to the 2026 performance year, subject to the terms of the LTIP Plans, the applicable Performance Share Agreements, the applicable Award/Grant Agreements, and any other applicable plan and/or agreement, the Company will pay a cash equivalent of any 2026 portion of performance shares, if any shares are achieved based on FY2026 Performance Goals and results. Any such payment will be made as soon as administratively practical following the certification of the results. The Parties hereby acknowledge and confirm that performance shares in respect of FY2027 and the 2027 performance year are forfeited. To the extent that this Separation Agreement conflicts with the aforementioned LTIP Plans and other

4 plans/agreements, this Separation Agreement supersedes the terms of those aforementioned LTIP Plans and other plans/agreements. For the purposes of the cash equivalent of 2026 performance shares, the stock price of December 31, 2026 will be used. 7. Cooperation: It is understood that up to and including the Separation Date, the Employee will fully and faithfully discharge all her duties and will assist the Company with any transition of her duties. It is further understood and agreed that the transition of the Employee’s duties is taking place in the context of the integration of both the United States and Canada into a unified North America retail structure and will include, without limitation, the transition of leadership, operations and knowledge to a new president who will lead the combined U.S. and Canada retail segment. 8. Covenants: a. The Employee shall comply with all terms of the Standard Executive Severance Agreement and any other employment offer/agreement that survive the cessation of the employment relationship between the Parties, including without limitation: i. the confidentiality and confidential information provisions, a. which include, inter alia, section 1.02 of the Standard Executive Severance Agreement which provides, among other obligations, that the Company has legitimate and continuing proprietary interest in the protection of Confidential Information (as defined therein), and that the Employee agrees that during and after employment (i) any Confidential Information will be held in confidence and treated as proprietary to the Group (as defined therein), and (ii) the Employee will not use or disclose any Confidential Information except to promote and advance the Group’s business and interests, and that immediately upon termination from employment, however caused, will return to the Company any Confidential Information. The Employee further agrees and expressly acknowledges that all right, title and interest to all Intellectual Property (as defined therein) shall be owned by the Group and is subject to confidentiality. The Employee shall, without any additional consideration, execute all documents and take all other actions needed to convey her complete ownership interest in any Intellectual Property. ii. the non-solicitation of employees and third parties provisions, a. which include, inter alia, sections 1.03 and 1.04 of the Standard Executive Severance Agreement which provide, among other obligations, that during employment, and for two (2) years after termination of employment, however caused, the Employee will not, directly or indirectly: i. solicit any employee of any Group Member (as defined therein) to leave employment with the Group; ii. employ or seek to employ any employee of any Group Member; iii. cause or induce any of the Group’s (or Group

5 Member’s) competitors to solicit for employment or employ any employee of any Group Member; iv. recruit, solicit or otherwise induce or influence any customer, supplier, sales representative, lender, lessor, lessee or any other person having a business relationship with the Group (or any Group Member) to discontinue or reduce the extent of that relationship. iii. the non-competition provisions, a. which include, inter alia, section 1.05 of the Standard Executive Severance Agreement which provides, among other obligations, that for one (1) year after termination of employment, however caused, the Employee agrees not, directly or indirectly, to accept employment with, act as a consultant to, or otherwise perform services that are substantially the same or similar to those for which the Employee was compensated by any Group Member (this comparison will be based on job-related functions and responsibilities and not on job title) for any business that directly competes with the Group’s (or any Group Member’s) business within the United States of Canada, which is understood to be the sale of significant branded footwear regardless of whether it is offered at full-price, at discount or off-price, and regardless of the channel of distribution (such as department stores, specialty retail stores, for sale at “first-cost” or wholesale rates and/or for sale online), and the manufacture and design of footwear. Illustrations of businesses that compete with the Group’s business include, but are not limited to, those listed in the Standard Executive Severance Agreement. iv. the post-termination cooperation provisions, a. which include, inter alia, section 1.06 of the Standard Executive Severance Agreement which provides, among other obligations, that both during and after employment, and without additional compensation (other than reimbursement for reasonable associated expenses), the Employee agrees to cooperate with the Group (and with each Group Member) as outlined in subsections 1.06(1), (2) and (3). v. the non-disparagement provisions, a. which include, inter alia, section 1.07 of the Standard Executive Severance Agreement which provides, among other obligations, that the Employee will not make any disparaging remarks as outlined in that section. vi. the notice of subsequent employment provisions, 1. which include, inter alia, section 1.08 of the Standard Executive Severance Agreement which provides that the Employee agrees to immediately notify the Company of any subsequent employment during the period of salary continuation after employment terminates.

6 b. The Employee will agree to keep confidential the fact that she is vacating her role as President and the cessation of her employment until a communication plan is approved by the Company, all Parties acting reasonably and with the Employee’s input. c. The Employee agrees to abide by her duty of loyalty, which survives the Separation Date. 9. Confidentiality of Agreement: As further outlined in the attached Full and Final Release, the Employee agrees not to disclose the terms of this Separation Agreement to anyone except her immediate family, and/or her legal or financial advisors (only in strictest confidence and provided they are deemed to be bound by this provision) or as required by law. The Employee acknowledges that confidentiality is a fundamental term of this Separation Agreement and the Company would not agree to resolve the matter if she did not explicitly agree to confidentiality provisions. The Employee further acknowledges that should she breach these terms the Employee may have to repay the sums paid out and referred to herein. 10. Non-Disparagement: As further outlined in the attached Full and Final Release, the Employee agrees at all times to refrain from making any offensive public remarks, whether orally, in writing or via electronic means (i.e., internet based medium) concerning the Company, its operations or business, or its current or former employees, officers or directors. The Employee further agrees that she will not intentionally act in any manner that is detrimental to the relations between the Company and its clients, suppliers, employees or others, or to the business or reputation of the Company generally. 11. Confidential Information: The Employee agrees to retain in confidence all confidential information she acquired during her employment with the Company and she agrees that she will not disclose same to any third party (save for such disclosure as may be required by law) or use for her own benefit or that of any third party any such information learned during the course of her employment, other than confidential information which becomes public other than through her own action. 12. Return of Property: Upon the Separation Date or upon Early Termination, or at any time at the Company’s request, the Employee shall return, without delay, Company keys, credit cards, calling cards, access cards, computers, laptops, software, passwords, cell phones, files, documents, employee lists, customer lists, client files, work product, records, etc., without copying any such property. 13. Deductions and Withholdings: The payments referred to above are subject to all applicable deductions and/or withholdings and, together with the benefits referred to above, are inclusive of any and all payments and benefits to which the Employee may be entitled pursuant to employment standards legislation, under contract, or at common law, including termination, severance and vacation pay. 14. Release: As a condition of the benefits and entitlements granted to the Employee hereunder, the Employee will sign a full and final release in the form attached as Schedule “A” no later than the day following the Separation Date, unless the Parties are in a situation of Early Termination. 15. Applicable Law: The Separation Agreement shall be governed by the laws of Ontario and the federal laws of Canada applicable therein.

7 16. Further assurances: Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Separation Agreement and the consummation of the transactions contemplated hereby. 17. Counterparts and Electronic Execution: This Separation Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument. The Employee acknowledges that an electronic signature provided below will be considered to have the same legal effect as a written signature and will represent a valid and binding agreement to the terms contained herein. 18. Acceptance and Acknowledgment: The Employee voluntarily and freely accepts the terms regarding the cessation of her employment with the Company as set out herein and hereby acknowledges that she has had an adequate opportunity to read and consider this Separation Agreement and obtained such legal and other advice as he considered advisable in connection with this settlement. [signature page follows]

8 IN WITNESS WHEREOF MARY TURNER and DESIGNER BRANDS INC. have hereunto executed this Separation Agreement by the hand of its duly authorized officer on the date indicated below. Signed in the presence of: ) ) ) ________________________________ Witness Signature ) MARY TURNER ) ) Date: ___________________________ Print name of Witness ) ________________________________ DESIGNER BRANDS INC. Per: ___________________________ Date: __________________________

Schedule “A” FULL AND FINAL RELEASE (“RELEASE”) IN CONSIDERATION OF the terms and conditions contained in the agreement/letter accompanying this Release, and other good and valuable consideration, the sufficiency and adequacy of which I hereby acknowledge, I, MARY TURNER, on behalf of myself and my heirs, executors, assigns, administrators and legal representatives, release and forever discharge DESIGNER BRANDS INC. (the “Company”) and all related, subsidiary, parent or affiliated companies, and any and all of its and their respective officers, directors, agents and employees and any of its and their respective heirs, executors, administrators, legal representatives, successors and assigns (collectively, with the Company, the “Releasees”) from all claims, debts, demands, actions, causes of action, damages, costs, expenses and liabilities of any kind or nature whatsoever, which I have had or now have, in any way related to or arising out of my hiring by the Company, my employment with the Company and the termination of that employment, my capacity as a shareholder, director or officer of the Company or as a result of ceasing in such roles, including matters that have been raised in a civil action by me or could have been raised therein, including, without limitation, any claim for wages, holiday pay, vacation pay, overtime pay, bonus payments, commissions, right to reinstatement and/or reemployment, pension benefits, short-term disability benefits, long term disability benefits, other benefit entitlements, notice of termination or payment in lieu of notice, severance pay, share awards, restricted shares, repurchase of shares, stock options, deferred shares or similar incentive plan, or any other employment benefit whatsoever whether arising pursuant to contract, common law, legislation, or any other law, including, without limitation, the Employment Standards Act, 2000, the Human Rights Code, the Occupational Health and Safety Act, the Pension Benefits Act, the Pay Equity Act. Notwithstanding the foregoing, this Release does not apply to any rights and obligations I may have under the Mutual Separation Agreement dated May 21, 2026. I FURTHER RELEASE and forever discharge the Releasees from any liability for any past collection, use or disclosure of my personal information and acknowledge that the execution of this Release precludes the consideration of any complaint to the office of a provincial or federal privacy or information commissioner pursuant to the Personal Information Protection and Electronic Documents Act (Canada) or any other provincial or federal privacy legislation. I HEREBY ACKNOWLEDGE that the parties to this Release have discussed or otherwise canvassed any and all human rights or harassment complaints, concerns, or issues, whether or not arising out of or in respect to my employment with the Company and the termination of that employment and that it has been agreed that the aforementioned consideration constitutes a full and final settlement of any existing, planned, or possible claims or complaint(s) I may have against the Releasees under human rights legislation, occupational health and safety legislation, or other legislation dealing with workplace harassment, psychological harassment, or other forms of harassment. I ALSO ACKNOWLEDGE that the said consideration represents payment in full of any and all amounts including, without limitation, wages, overtime pay, vacation pay, severance and

10 -10- pay in lieu of notice, to which I am or may be entitled to from the Releasees pursuant to employment standards legislation. IT IS UNDERSTOOD AND AGREED that the consideration paid or to be paid is not an admission of liability by the Releasees. IT IS FURTHER UNDERSTOOD AND AGREED that should I commence or continue any claim against the Releasees or any provider of benefit plans made available to me by or through the Releasees, in any way connected to my employment or the termination of my employment, this Release may be raised as a complete bar to such proceedings, and the Releasees and all of those entitled to the benefit of this Release shall be entitled to raise this Release in support of an order dismissing such proceedings without costs. I FURTHER AGREE not to make any claim, complaint or take any proceeding, including third party proceedings or cross-claims, against any person or corporation with respect to any matters, including claims released herein, that have arisen between myself and the Releasees up to the present time, on which any claim could arise against the Releasees for contribution or indemnity or other relief and I agree to save harmless and indemnify the Releasees from any and all costs, charges, legal fees and expenses reasonably incurred by the Releasees in connection with defending any civil, criminal or administrative action, proceeding or other remedy with respect to any such matters. I FURTHER AGREE to save harmless and indemnify the Releasees from and against all claims, charges, taxes or penalties and demands which may be made by governmental authorities against the Releasees in respect of income tax payable by me, or related to the Employment Insurance Act or the Canada Pension Plan, in relation to my income from the Releasees and aforesaid consideration. I FURTHER AGREE not to make any offensive public remarks, whether orally, in writing or via electronic means (i.e., internet based medium) concerning the Releasees. I FURTHER ACKNOWLEDGE I have not assigned to any person, firm or corporation any of the actions, causes of action, claims, suits, executions or demands which I am releasing in this Release. I FURTHER CONFIRM that, in signing this Release, I have not relied on any written or oral representations made by or on behalf of the Releasees other than what might be contained in the agreement accompanying this Release, that this Release contains all terms and conditions with respect to my release of liability of the Releasees without exception or limitation, and that the terms of this Release are contractual and not a mere recital. IT IS FURTHER UNDERSTOOD AND AGREED that the terms or existence of this settlement and this Release are confidential and I agree not to disclose any such terms to any person save and except as may be required by law or to my immediate family and professional advisors, all of whom I shall be responsible for in maintaining the confidentiality over the terms.

11 -11- IT IS FURTHER UNDERSTOOD AND AGREED that if I violate the terms of this Release I may be liable to repay some or all of the amount provided for in the agreement accompanying this Release. I HEREBY CONFIRM AND DECLARE that I have had an adequate opportunity to read and consider this Release and to obtain legal and other advice prior to executing it, that I understand the Release and the consequences of signing same, and I am signing the Release voluntarily, without coercion and without reliance on any representation, expressed or implied, by the Releasees. IN WITNESS WHEREOF, I, MARY TURNER, do execute this Release at the City/Town of ____________________ on the ______ day of (month)__________, (year)______. SIGNED In the presence of ) ) ) ) ) Witness Print Name Below ) ) MARY TURNER